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                                                                      Exhibit 4
                               ACCESSION AGREEMENT


         AGREEMENT (this "Agreement"), dated as of the 27th day of November 2001, by and among EasyLink Services Corporation, a Delaware corporation (the "Company"), and the undersigned securityholder or securityholders (the "New Holder").

         WHEREAS, the Company is a party to a certain Registration Rights Agreement, a copy of which is attached hereto (the "Registration Rights Agreement"); and

         WHEREAS, the Company and the New Holder are parties to a Modification Agreement dated as of June 1, 2001 (the "Modification Agreement"); and

         WHEREAS, the Company desires to grant to the New Holder certain registration rights with respect to all shares of Class A common stock issuable under or in connection with the Modification Agreement or under securities issuable under or in connection with the Modification Agreement, all on the terms and conditions set forth in the Registration Rights Agreement; and

         WHEREAS, the Company desires that each New Holder become a Holder under the Registration Rights Agreement, and be bound by the terms and obligations and be entitled to the same rights and benefits of the Holders set forth in the Registration Rights Agreement;

         NOW, THEREFORE, in consideration of the promises and mutual agreements hereinafter contained, the parties hereto do hereby agree as follows:

SECTION 1 AGREEMENT TO BE BOUND BY THE REGISTRATION RIGHTS AGREEMENT

         1.1 DEFINED TERMS. Except as set forth herein, the capitalized terms contained in this Agreement shall have the respective meanings ascribed to such terms in the Registration Rights Agreement.

         1.2. AGREEMENT TO BE BOUND BY THE REGISTRATION RIGHTS AGREEMENT. The New Holder shall be deemed to become a Holder under the Registration Rights Agreement, and, as such, agrees to be bound by the terms and conditions of, and shall be entitled to the rights and benefits under the Registration Rights Agreement.



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         WHEREAS, the undersigned have executed this Accession Agreement as of the date first above written.


                                EASYLINK SERVICES CORPORATION


                                By: /s/ George Abi Zeid
                                   -------------------------------------------
                                Gerald Gorman, Chairman


                                Name of New Holder:

                                George Abi Zeid
                                ----------------------------------------------


                                By: /s/ George Abi Zeid
                                    ------------------------------------------
                                Name: George Abi Zeid
                                Title:


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